UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 3, 2013
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street Philadelphia, Pennsylvania		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.
In April 2013, FMC ("we") made the decision to simplify our organizational structure to focus on three core business segments. The new segments better reflect the markets where we participate and lead today, where we expect to grow in the future and how the chief decision maker will make decisions.
Beginning in the second quarter of 2013 the following changes have been made:
•Our BioPolymer division has been moved into a standalone reporting segment and renamed FMC Health and Nutrition. This change reflects our strategic intent to continue to broaden our product and customer base in faster growing food and pharmaceutical segments and to expand in nutraceuticals, personal care and similar markets.
•We are reporting our Lithium and Alkali Chemicals divisions as a single reporting segment, FMC Minerals. We believe by doing this we will leverage resources and improve operating performance in both businesses.
•Our Agricultural Products Group has been renamed FMC Agricultural Solutions. We believe this name change better reflects the value-added solutions and services that we provide to our customers.
•Finally, our Peroxygens and related Environmental Solutions product lines have become a standalone reporting segment called FMC Peroxygens. We have begun exploring the divestiture of all or significant portions of this segment.
Attached as Exhibit 99.1 is a schedule presenting our segment data for the first quarter of 2013, the four quarters of 2012 and 2011 as well as full year 2012, 2011, 2010 and 2009 recast for the segment changes noted above.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Segment Results Recasted

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

By:	/S/ PAUL W. GRAVES
Paul W. Graves Executive Vice President and Chief Financial Officer
Date: June 3, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Segment Results Recasted